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Exhibit 99.1

Ultimate Electronics, Inc. Announces Senior Management Changes

David A. Carter Joins as Senior Vice President of Finance and Chief Financial Officer; Chief Financial Officer Alan E. Kessock Becomes Senior Vice President of Operations

        THORNTON, Colo., June 9 /PRNewswire-FirstCall/—Ultimate Electronics, Inc. (Nasdaq: ULTE), today announced that David A. Carter, formerly Chief Financial Officer of Good Guys, Inc., has joined the Company as its Senior Vice President of Finance and Chief Financial Officer. Alan E. Kessock, the Company's Senior Vice President of Finance and Chief Financial Officer, has become its Senior Vice President of Operations. Both Mr. Carter and Mr. Kessock will report to company President and CEO David J. Workman.

        Mr. Carter joins Ultimate Electronics with 17 years of experience in the retail industry, including turnarounds, and will be responsible for corporate finance, accounting, and treasury functions. Most recently, Mr. Carter was with Good Guys, Inc. as Chief Financial Officer from 2002 until 2004 and Director of Financial Planning and Analysis from 2000 until 2002. Prior to joining Good Guys, Mr. Carter served as Director of Commissary Operations for Starbucks Coffee Company from 1999 to 2000; as Chief Financial and Operating Officer of Pasqua Coffee Bars from 1995 to 1999; as Chief Financial Officer and Operating Officer for Above the Belt Retail Stores from 1993 to 1995; as Controller for Sesame Street Retail Stores from 1992 to 1993; as Accounting Manager, North East Operations, for Computerland from 1991 to 1992; and as Senior Accounting Analyst for Mervyn's from 1987 to 1990.

        As Senior Vice President of Operations, Mr. Kessock will oversee operations for the Company's 65 stores, including real estate, distribution and information technology. Mr. Kessock, a 21-year veteran of the retail industry, joined Ultimate Electronics as Controller in 1985. He was promoted to Vice President of Finance and Administration in 1988, to Chief Financial Officer in 1988, to a Director in 1993, and to Senior Vice President of Finance in August 1999. Prior to joining Ultimate Electronics, Mr. Kessock worked for American Home Video Corporation from 1983 to 1985.

        David J. Workman, the Company's President and Chief Executive Officer, stated, "Since 1999, we have more than doubled the number of our stores from 31 to 65 and now operate in 19 markets within 14 states. Although our senior management team has grown with the addition of Gerry Demple as Senior Vice President of Services and Jim Pearse as Senior Vice President of Marketing and Merchandising, we believe that having a member of senior management dedicated full-time to managing the operations of our expanded company will enhance our opportunities for growth and financial performance. With the addition of David Carter and his expertise in accounting and finance matters, we are able to dedicate Alan Kessock's time to the functions of real estate, distribution and information technology. I am excited to have David Carter join us and to have Alan Kessock assume his new role."

        The statements made in this news release, other than those concerning historical financial information, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects upon the company. These forward-looking statements include statements regarding the impact of management on the company's prospect for growth and financial performance. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: changes in general economic conditions; success of sales promotions and marketing efforts; activities of competitors; terrorism and acts of war; consumer acceptance of new technologies; risks associated with the operation of our new management information system; and other risk factors identified in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, filed with the Securities and Exchange Commission. There can be no assurance that future developments affecting the company will be those anticipated by management. The company disclaims any obligation to update or revise any of the forward- looking statements that are in this news release.

About Ultimate Electronics, Inc. (Nasdaq: ULTE)

        Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 14 states. The company operates 65 stores, including 54 stores in Arizona, Idaho, Illinois, Iowa, Kansas, Minnesota, Missouri, Nevada, New Mexico, Oklahoma, South Dakota, Texas and Utah under the trade name Ultimate Electronics(R) and 11 stores in Colorado under the trade name SoundTrack(R). In addition, the company operates Fast Trak Inc., an independent electronics repair company and a wholly owned subsidiary of Ultimate Electronics. During the past two years, the company received numerous industry awards including Audio Video International's 2003 "Top 10 Audio/Video Retailer of the Year."

        Contact: David A. Carter, Chief Financial Officer, Ultimate Electronics, Inc., 303-801-4003

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Ultimate Electronics, Inc. Announces Senior Management Changes